Exhibit 23.1

CONSENT AND ACKNOWLEDGMENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of American Medical Alert Corp. of our report dated March 25, 2005, except for Notes 3 and 5 as to which the date is March 30, 2005, relating to the consolidated financial statements which appear in American Medical Alert Corp.'s Annual Report to shareholders on Form 10-KSB for the fiscal year ending December 31, 2004.

We consent to the incorporation by reference in this Registration Statement on Form S-8 of American Medical Alert Corp. of our report dated December 15, 2005, with respect to the consolidated financial statements of WMR Associates, Inc. and Subsidiary, appearing in the Current Report on Form 8-K of American Medical Alert Corp. filed with the SEC on December 19, 2005.

We acknowledge the incorporation by reference in this Registration Statement on Form S-8 of American Medical Alert Corp. of (i) our report dated May 6, 2005, included in American Medical Alert Corp.’s Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005, (ii) our report dated August 10, 2005, included in American Medical Alert Corp.’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005, and (iii) our report dated November 9, 2005, included in American Medical Alert Corp.’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2005.

/s/ MARGOLIN, WINER & EVENS LLP

MARGOLIN, WINER & EVENS LLP
Garden City, New York
December 30, 2005